SRC Business Update JANUARY 2019

Disclaimer This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual and future events or results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s continued ability to implement its business strategy and source new investments; risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of Spirit’s common stock, and conditions of the equity and debt capital markets, and ability to access debt and equity capital markets generally); Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Spirit’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from Spirit’s expectations, dependence on tenants' financial condition and operating performance, competition from other developers, owners and operators of real estate, tenant defaults, potential liability relating to environmental matters, potential illiquidity of real estate investments, condemnations, and potential damage from natural disasters); the financial performance of Spirit’s tenants and the demand for retail and restaurant space, particularly with respect to challenges being experienced by general merchandise retailers; risks associated with Spirit’s failure or unwillingness to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended; Spirit’s ability to diversify its tenant base; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations; uncertainties related to the impact of the spin-off by Spirit of the assets that collateralize Master Trust 2014, properties leased to Shopko, and certain other assets into Spirit MTA REIT on May 31, 2018 (“spin-off”) on Spirit's business; Spirit Realty, L.P.’s role as external asset manager to Spirit MTA REIT following the spin-off; and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are based on information that was available, and speak only, as of the date on which they were made. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of any securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state. Certain information contained herein is preliminary and subject to change and may be superseded in its entirety by further updated materials. We do not make any representation as to the accuracy or completeness of the information contained herein. Certain data set forth herein has been obtained from third parties, the accuracy of which we have not independently verified. This information is not intended to provide and should not be relied upon for accounting, legal or tax advice or investment recommendations. You should consult your own counsel, tax, accountant, regulatory and other advisors as to such matters. 2

Key Benefits From an Earlier Resolution of SMTA

An earlier termination of Spirit's external management agreement with SMTA benefits Spirit by simplifying the Company's income stream, providing termination proceeds for deployment into real estate assets and accelerating the Company's transition to a simplified pure play triple net REIT

Spirit would be contractually entitled to receive between $250MM - $271MM or $2.91 - $3.16 per share in proceeds[2] comprised of:

- Termination fee ($47MM)[3]
- Preferred ($150MM)[3]
- Five to seven additional quarters of AMA & PMA income ($33.8MM - $47.3MM)[3,4]
- Five to seven additional quarters of preferred dividend income ($18.8MM - $26.3MM)[3,4]

As disclosed by SMTA[1], excluding Shopko, SMTA's FCCR is 1.38x and the company has approximately $142MM of liquidity

Proceeds from SMTA would be used to acquire real estate or pay down debt, resulting in a stronger balance sheet and an improved NAV

Puts Spirit in a better position to grow AFFO by removing approximately $42MM of annual flat income

1: See the presentation previously released by SMTA: "Strategy Update".
2: Illustrative assumption of a December 31, 2019 and June 30, 2020 resolution of SMTA and termination of SMTA contracts. No assurance can be given that such a resolution will occur; that if it were to occur, proceeds would be received by Spirit in a time frame assumed; or that such proceeds would be received by Spirit in such a resolution. In addition, any resolution of SMTA will only occur as and when decided by the SMTA Board of Trustees, which has not approved of any transactions. Share count is as of Q3 2018 and adjusted for the reverse stock split effective December 12, 2018.
3: Termination fee is 1.75x the sum of the annualized asset management fee under the Asset Management Agreement ("AMA") of $20MM and the annualized property management fee under the Property Management Agreement ("PMA") of approximately $7MM. The AMA will be held in a taxable REIT subsidiary and may be subject to an estimated 27% tax upon completion. No assurances can be given that SMTA will have sufficient cash available to repay the SMTA preferred or pay the termination fees or management fees under the AMA and/or PMA in accordance with their terms or, in the case of the payment of preferred dividends on the SMTA preferred, that the Board of Trustees of SMTA will declare and pay such dividends in cash for all five to seven quarters, as applicable. Does not take into account transition services fees.
4: Includes payments already received in Q4 2018 for the AMA and PMA fees and the preferred dividend.
Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations.

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Hypothetical Impact to Key Non-GAAP Metrics

Assumes SMTA resolution/liquidation on accelerated timeline

Hypothetical AFFO Impact ($ in millions)	
Q3 Annualized AFFO	$291.8
Less: Annualized SMTA Mgmt. Fee Income	(27.0)
Less: Annualized SMTA Preferred Dividend Income	(15.0)
Plus: Annualized Interest Savings[1]	9.3
Adjusted Annualized AFFO (ex SMTA)	**$259.1**

Hypothetical Fixed Charge Coverage Ratio (FCCR)	
Q3 Annualized Fixed Charges	$91.4
Less: Annualized Interest Savings[1]	(9.3)
Annualized Fixed Charges (ex SMTA)	**$82.1**
Hypothetical FCCR (ex SMTA)	**4.4x**

Hypothetical Leverage Impact ($ in millions)	
Q3 Ann. Adj. EBITDA*re*	$399.2
Less: Annualized SMTA Mgmt. Fee Income	(27.0)
Less: Annualized SMTA Preferred Dividend Income	(15.0)
Ann. Adj. EBITDA*re* (ex SMTA)	**$357.2**
Q3 Adjusted Debt	$2,072.3
Less: SMTA Preferred Liq. Pref.[2]	(150.0)
Less: SMTA Termination Fee[2]	(47.3)
Less: 6Qs SMTA Fee Income[3]	(40.5)
Less: 6Qs of SMTA Pref. Dividend Income[3]	(22.5)
Hypothetical Adj. Debt (ex SMTA)	**$1,812.0**
Hypothetical Adj. Debt/Ann. Adj. EBITDA*re* (ex SMTA)	**5.1 x**
Hypothetical Adj. Debt + Pref/Ann. Adj. EBITDA*re* (ex SMTA)	**5.6 x**

1: Assumes effect of hypothetical $260MM paydown of term loan at 3.57% as of Q3 2018 with proceeds from the hypothetical: repayment of the SMTA preferred, termination fees from the Asset Management Agreement ("AMA") and the Property Management Agreement ("PMA") and six quarters of management fees and preferred dividend income.
2: Termination fee is 1.75x the sum of the annualized asset management fee under the AMA of $20MM and the annualized property management fee under the PMA of approximately $7MM. The AMA will be held in a taxable REIT subsidiary and may be subject to an estimated 27% tax upon completion. No assurances can be given that SMTA will have sufficient cash available to repay the SMTA preferred or pay the termination fees or management fees under the AMA and/or PMA in accordance with their terms or, in the case of the payment of preferred dividends on the SMTA preferred, that the Board of Trustees of SMTA will declare and pay such dividends in cash for all five to seven quarters, as applicable. Does not take into account transition services fees.
3: Represents the impact of the payment of AMA and PMA fees and preferred dividends for the average time frame illustrated on page 3 of this presentation. Includes payments already received in Q4 2018 for the AMA and PMA fees and the preferred dividend. No assurances can be given that such a resolution will occur; that if it were to occur, proceeds would be received by Spirit in a time frame assumed; or that such proceeds would be received by Spirit in such a resolution. In addition, any resolution of SMTA will only occur as and when decided by the SMTA Board of Trustees, which has not approved of any transactions.
Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations.

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Hypothetical Impact to Net Asset Value

The combination of preferred repayment and termination and fee income will increase NAV

Net Asset Value ("NAV") Components ($ in millions)	With SMTA	Without SMTA
September 2018 Contractual Rent Annualized	$381.8	$381.8
Q3 2018 Loans Receivable	49.3	49.3
Q3 2018 Investment in MTA	33.6	33.6
Q3 2018 SMTA Preferred	150.0	0.0
Q3 2018 Cash & Equivalents	25.3	25.3
Q3 2018 A/R, Prepaids & Other Assets	24.5	24.5
Q3 2018 Real Estate Investment of Vacant Properties	14.1	14.1
Q3 2018 DIL CMBS Balance	9.9	9.9
Q3 2018 Total Debt (Principal)	2,097.6	1,837.3[1]
Q3 2018 A/P, Expenses & Other Liabilities	99.7	99.7
Q3 2018 Preferred	172.5	172.5

Total ~$250MM - $271MM in incremental cash, before any promote, would add $2.91 - $3.16 per share in cash[2]

1: Assumes effect of hypothetical $260MM paydown of term loan at 3.57% as of Q3 2018 with proceeds from the hypothetical: repayment of the SMTA preferred, termination fees from the Asset Management Agreement ("AMA") and the Property Management Agreement ("PMA") and six quarters of management fees and preferred dividend income.
2: Illustrative assumption of a December 31, 2019 and June 30, 2020 resolution of SMTA and termination of SMTA contracts. No assurance can be given that such a resolution will occur; that if it were to occur, proceeds would be received by Spirit in a time frame assumed; or that such proceeds would be received by Spirit in such a resolution. In addition, any resolution of SMTA will only occur as and when decided by the SMTA Board of Trustees, which has not approved of any transactions. Share count is as of Q3 2018 and adjusted for the reverse stock split effective December 12, 2018.
Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations.

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Appendix Non-GAAP Reconciliation and Reporting Definitions

Reporting Definitions Adjusted Debt represents interest bearing debt (reported in calculate these measures and, therefore, may not be and ability to obtain financing. Fixed charges consist of accordance with GAAP) adjusted to exclude unamortized debt comparable to such other REITs. A reconciliation of interest expense, reported in accordance with GAAP, less non- discount/premium, deferred financing costs, cash and cash Annualized Adjusted EBITDAre is included in the Appendix cash interest expense. Annualized Fixed Charges is calculated equivalents and cash reserves on deposit with lenders as found at the end of this presentation. by multiplying fixed charges for the quarter by four. additional security. By excluding these amounts, the result Adjusted Debt to Annualized Adjusted EBITDAre is a provides an estimate of the contractual amount of borrowed supplemental non-GAAP financial measure we use to evaluate capital to be repaid, net of cash available to repay it. We the level of borrowed capital being used to increase the believe this calculation constitutes a beneficial supplemental potential return of our real estate investments and a proxy for non-GAAP financial disclosure to investors in understanding a measure we believe is used by many lenders and ratings our financial condition. A reconciliation of interest bearing agencies to evaluate our ability to repay and service our debt debt (reported in accordance with GAAP) to Adjusted Debt is obligations over time. We believe this ratio is a beneficial included in the Appendix found at the end of this presentation disclosure to investors as a supplemental means of Adjusted EBITDAre represents EBITDAre, or earnings before evaluating our ability to meet obligations senior to those of interest, taxes, depreciation and amortization for real estate, our equity holders. Our computation of this ratio may differ modified to include other adjustments to GAAP net income from the methodology used by other equity REITs and, (loss) for transaction costs, adjustments for revenue therefore, may not be comparable to such other REITs. producing acquisitions and dispositions for the quarter as if Contractual Rent represents monthly contractual cash rent such acquisitions and dispositions had occurred as of the and earned income from direct financing leases, excluding beginning of the quarter, severance charges, real estate percentage rents, from our Owned Properties recognized acquisition costs, debt extinguishment gains (losses) and during the final month of the reporting period, adjusted to other items that we do not consider to be indicative of our on- exclude amounts received from properties sold during that going operating performance. We focus our business plans to period and adjusted to include a full month of contractual rent enable us to sustain increasing shareholder value. for properties acquired during that period. We use Contractual Accordingly, we believe that excluding these items, which are Rent when calculating certain metrics that are useful to not key drivers of our investment decisions and may cause evaluate portfolio credit, asset type, industry and geographic shortterm fluctuations in net income, provides a useful diversity and to manage risk. supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. EBITDAre is a non-GAAP financial measure and is computed in Because these measures do not represent net income (loss) accordance with standards established by NAREIT. EBITDAre that is computed in accordance with GAAP, they should not be is defined as net income (loss) (computed in accordance with considered alternatives to net income (loss) or as an indicator GAAP), plus interest expense, plus income tax expense (if of financial performance. A reconciliation of net income (loss) any), plus depreciation and amortization, plus (minus) losses attributable to common stockholders (computed in and gains on the disposition of depreciated property, plus accordance with GAAP) to EBITDAre and Adjusted EBITDAre is impairment write-downs of depreciated property and included in the Appendix found at the end of this investments in unconsolidated real estate ventures, plus presentation. adjustments to reflect the Company’s share of EBITDAre of unconsolidated real estate ventures, Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDAre of a quarter by four. Our computation of Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDAre and Annualized Adjusted EBITDAre may Adjusted EBITDA to Annualized Fixed Charges, a ratio derived differ from the methodology used by other equity REITs to from non-GAAP measures that we use to evaluate our liquidity 7

Reporting Definitions Funds from Operations (FFO) and Adjusted Funds from amortization of net premium (discount) on loans receivable, Operations (AFFO) We calculate FFO in accordance with the provision for bad debts and amortization of capitalized lease standards established by the National Association of Real transaction costs), non-cash interest expense (comprised of Estate Investment Trusts (NAREIT). FFO represents net income amortization of deferred financing costs and amortization of (loss) attributable to common stockholders (computed in net debt discount/premium) and non-cash compensation accordance with GAAP), excluding real estate-related expense (stock-based compensation expense). In addition, depreciation and amortization, impairment charges and net other equity REITs may not calculate AFFO as we do, and, (gains) losses from property dispositions. FFO is a accordingly, our AFFO may not be comparable to such other supplemental non-GAAP financial measure. We use FFO as a equity REITs’ AFFO. AFFO does not represent cash generated supplemental performance measure because we believe that from operating activities determined in accordance with FFO is beneficial to investors as a starting point in measuring GAAP, is not necessarily indicative of cash available to fund our operational performance. Specifically, in excluding real cash needs and should not be considered as an alternative to estate-related depreciation and amortization, gains and losses net income (determined in accordance with GAAP) as a from property dispositions and impairment charges, which do performance measure. not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared Gross Investment represents the gross acquisition cost year over year, captures trends in occupancy rates, rental including the contracted purchase price and related rates and operating costs. We also believe that, as a widely capitalized transaction costs. recognized measure of the performance of equity REITs, FFO Net Asset Value (NAV) We believe disclosing information will be used by investors as a basis to compare our operating frequently used in the calculation of NAV is useful to investors performance with that of other equity REITs. However, and because it enables and facilitates calculation of a metric because FFO excludes depreciation and amortization and frequently used by our management as one method to does not capture the changes in the value of our properties estimate the fair value of our business. The assessment of the that result from use or market conditions, all of which have fair value of our business is subjective in that it involves real economic effects and could materially impact our results estimates and assumptions and can be calculated using from operations, the utility of FFO as a measure of our various methods. Therefore, we have presented certain performance is limited. In addition, other equity REITs may not information regarding our financial and operating results, as calculate FFO as we do, and, accordingly, our FFO may not be well as our assets and liabilities that we believe are important comparable to such other equity REITs’ FFO. Accordingly, in calculating our NAV, but have not presented any specific FFO should be considered only as a supplement to net income methodology nor provided any guidance on the assumptions (loss) attributable to common stockholders as a measure of or estimates that should be used in the calculation of NAV. our performance. The components of NAV do not consider the potential changes AFFO is a non-GAAP financial measure of operating in the value of assets, the collectability of rents or other performance used by many companies in the REIT industry. receivable obligations, or the value associated with our We adjust FFO to eliminate the impact of certain items that we operating platform. believe are not indicative of our core operating performance, Real Estate Investment represents the Gross Investment plus including restructuring and divestiture costs, other G&A costs improvements less impairment charges. associated with relocation of the Company's headquarters, transactions costs associated with our spin-off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, 8

Non-GAAP Reconciliation

Adjusted Debt, Adjusted EBITDA*re*, Annualized Adjusted EBITDA*re*	Q3 2018
Revolving Credit Facility	$ 157,000
Team Loan, net	419,920
Unsecured Senior Notes, net	295,654
Mortgages and notes payable, net	465,433
Convertible Notes, net	726,261
Total debt, net	2,064,268
Add / (less):	
Unamortized debt discount, net	17,406
Unamortized deferred financing costs	15,928
Cash and cash equivalents	(7,578)
Restricted cash balances held for the benefit of lenders	(17,721)
Total adjustments	8,035
Adjusted Debt	$ 2,072,303
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$ 2,244,803
Net Income	$ 30,056
Add / (less):	
Interest	24,784
Depreciation and amortization	40,379
Income tax expense	135
Realized (gains) on sales of real estate assets	(436)
Impairments on real estate assets	1,279
Total adjustments	66,141
EBITDAre	$ 96,197
Add / (less):	
Adjustments to revenue producing acquisitions and dispositions[1]	2,617
Transaction costs	966
Real estate acquisition costs	26
Gain on debt extinguishment	--
Total adjustments	3,609
Adjusted EBITDAre	$ 99,806
Annualized Adjusted EBITDAre	$ 399,224
Adjusted Debt / Annualized Adjusted EBITDAre	5.2x
Adjusted Debt + Preferred / Annualized EBITDAre	5.6x

Fixed Charge Coverage Ratio (FCCR)	Q3 2018
Annualized Adjusted EBITDAre	$ 399,224
Interest expense	24,784
Less: Non-cash interest	(4,526)
Preferred Stock dividends	2,588
Fixed charges	$ 22,846
Annualized fixed charges	$ 91,384
Fixed Charge Coverage Ratio	4.4x

FFO & AFFO	Q3 2018
Net income attributable to common stockholders[2]	$27,468
Add / (less)	
Portfolio depreciation and amortization	40,237
Portfolio impairments	1,279
Gain on disposition of assets	(436)
Total adjustments	$41,080
Funds from operations attributable to common stockholders	$68,548
Add / (less)	
Gain on debt extinguishment	-
Real estate acquisition costs	26
Transaction costs	966
Non-cash interest expense	4,526
Accrued interest and fees on defaulted loans	286
Straight-line rent, net of related bad debt expense	(3,582)
Other amortization and non-cash charges	(892)
Non-cash compensation expense	3,084
Total adjustments to FFO	$4,414
AFFO attributable to common stockholders	$72,962
Annualized AFFO attributable to common stockholders	$291,848

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

1: Revenue producing acquisitions and dispositions were adjusted as if such acquisitions and dispositions had occurred at the beginning of the quarter.
2: Included in general and administrative expenses for the nine months ended September 30, 2018

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